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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of

10.0% Senior Unsecured Fixed Rate Notes due 2017
of
Aventine Renewable Energy Holdings, Inc.

        This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 10.0% Senior Unsecured Fixed Rate Notes due 2017 (the "Original Notes") are not immediately available, (ii) Original Notes and the Letter of Transmittal cannot be delivered to Wells Fargo Bank, N.A. (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus dated            , 2007 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Aventine Renewable Energy Holdings, Inc., a Delaware corporation (the "Company").

The Exchange Agent for the Exchange Offer is:
Wells Fargo Bank, N.A.

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Bldg.—12th Floor 608 2nd Avenue South Minneapolis, MN 55402
Attn: Reorg (if by mail, registered or certified recommended)	Attn: Reorg	Attn: Reorg
By Facsimile:	To Confirm by Telephone:
(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(Not to be used for Signature Guarantee)

        The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Original Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)
Address:	Title:
Name:
(Zip Code)		(Please type or print)
Area Code and Telephone Number:	Date:

        NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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NOTICE OF GUARANTEED DELIVERY For Tender Of 10.0% Senior Unsecured Fixed Rate Notes due 2017 of Aventine Renewable Energy Holdings, Inc.